UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas	75235-1611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K relating to the Convertible Notes Offering is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 8.01 of this Current Report on Form 8-K relating to the Convertible Notes Offering is incorporated herein by reference.

Item 8.01.	Other Events

Common Stock Offering

On May 1, 2020, Southwest Airlines Co. (the “Company”) completed the public offering of 80,500,000 shares of common stock of the Company, which includes full exercise of the underwriters’ option to purchase an additional 10,500,000 shares of common stock, at a public offering price of $28.50 per share (the “Common Stock Offering”). The Company completed the Common Stock Offering pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K. The Company expects to use the net proceeds from the Common Stock Offering for general corporate purposes.

The Common Stock Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-222963) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2018. The material terms of the Common Stock Offering are described in the prospectus supplement, dated April 28, 2020, filed by the Company with the Commission on April 30, 2020, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the shares of common stock and supplements the prospectus, dated February 9, 2018, that constitutes a part of the Registration Statement.

Convertible Notes Offering

On May 1, 2020, the Company completed the public offering of $2.3 billion aggregate principal amount of 1.250% Convertible Senior Notes due 2025 (the “Convertible Notes”), which includes full exercise of the underwriters’ overallotment option to buy an additional $300 million aggregate principal amount of Convertible Notes (the “Convertible Notes Offering”). The Company completed the Convertible Notes Offering pursuant to the Underwriting Agreement filed as Exhibit 1.2 to this Current Report on Form 8-K. The Company expects to use the net proceeds from the Convertible Notes Offering for general corporate purposes.

The Convertible Notes will bear interest at the rate of 1.250% per year and will mature on May 1, 2025. Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020.

Holders may convert their Convertible Notes at their option at any time prior to the close of business on the business day immediately preceding February 1, 2025, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after February 1, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election. The initial conversion rate is 25.9909 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $38.48 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event in certain circumstances. In the event of a “Fundamental Change,” as defined in the Supplemental Indenture (defined below), the holders may require the Company to purchase for cash all or a portion of their notes at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any. The Company may not redeem the notes at its option prior to the maturity date.

The Convertible Notes were issued under an indenture, dated as of September 17, 2004 (the “Base Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee, as supplemented by that certain First Supplemental Indenture, dated May 1, 2020 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). A form of the Base Indenture was filed with the Commission as Exhibit 4.1 to the Registration Statement. The Supplemental Indenture is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K, and the terms and conditions thereof are incorporated by reference herein. The Supplemental Indenture is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The form of the Convertible Notes (the “Global Note”) issued pursuant to the Indenture is filed herewith as Exhibit 4.2, and the terms and conditions thereof are incorporated by reference herein. The Global Note is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The Convertible Notes Offering was registered under the Securities Act, pursuant to the Registration Statement, filed with the Commission on February 9, 2018. The material terms of the Convertible Notes are described in the prospectus supplement, dated April 28, 2020, filed by the Company with the Commission on April 30, 2020, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Convertible Notes and supplements the prospectus, dated February 9, 2018, that constitutes a part of the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 28, 2020, by and among the Company, Morgan Stanley & Co. LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC (relating to the Common Stock Offering).

1.2

Underwriting Agreement, dated as of April 28, 2020, by and among the Company, J.P. Morgan Securities LLC, BofA Securities, Inc., and Morgan Stanley & Co. LLC (relating to the Convertible Notes Offering).

4.1	First Supplemental Indenture, dated May 1, 2020, between the Company and Wells Fargo Bank, N.A., as trustee.

4.2	Form of Global Note representing the 1.250% Convertible Senior Notes due 2025.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: May 1, 2020	By:	/s/ Mark R. Shaw
	Name:	Mark R. Shaw
	Title:	Executive Vice President, Chief Legal and Regulatory Officer